CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The American Funds Tax-Exempt Series II, and American Funds Tax-Exempt Fund of New York of our report dated September 11, 2025 relating to the financial statements and financial highlights of American Funds Short-Term Tax-Exempt Bond Fund, Limited Term Tax-Exempt Bond Fund of America, The Tax-Exempt Bond Fund of America, American High-Income Municipal Bond Fund, The Tax-Exempt Fund of California (the sole fund constituting The American Funds Tax-Exempt Series II), and American Funds Tax-Exempt Fund of New York, which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

September 25, 2025